UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011 (May 12, 2011)

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas		78209
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of Pioneer Drilling Company (the “Company”) held on May 12, 2011, the Company’s shareholders approved an amendment (the “Amendment”) to the Pioneer Drilling Company 2007 Incentive Plan (the “Incentive Plan”) to increase the number of shares of common stock that the Company may issue under the Incentive Plan from 4,500,000 shares (of which 1,500,000 were authorized for awards other than options or stock appreciation rights) to 6,400,000 shares (of which 2,100,000 are authorized for awards other than options or stock appreciation rights). The Board of Directors of the Company had previously adopted the Amendment, subject to shareholder approval. The Company’s shareholders originally approved the Incentive Plan at the Company’s 2007 Annual Meeting of Shareholders and previously approved an amendment to increase the maximum number of shares of the Company’s common stock that may be issued pursuant to the Incentive Plan at the Company’s 2009 Annual Meeting of Shareholders. The Amendment is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2011 (the “2011 Proxy Statement”).

The foregoing description of the Incentive Plan, as amended, does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan, as amended. A copy of the Incentive Plan, as amended, is attached as Appendix A to the 2011 Proxy Statement and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) As described in Item 5.02 above, the Company held its 2011 Annual Meeting of Shareholders on May 12, 2011.

(b) Set forth below are the final voting results for matters voted upon at the 2011 Annual Meeting. The matters set forth below are described in greater detail in the 2011 Proxy Statement. At the 2011 Annual Meeting, the holders of 47,845,354 shares of the Company’s common stock cast votes either in person or by proxy, which represents approximately 88% of the outstanding shares of the Company’s common stock.

1. The Company’s shareholders elected Dean A. Burkhardt and Scott D. Urban as Class I directors to hold office until the Company’s 2014 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes

Dean A. Burkhardt	40,499,529	1,183,662	—

Scott D. Urban	40,498,189	1,185,002	—

2. The shareholders approved the amendment to the Pioneer Drilling Company 2007 Incentive Plan, to increase the number of shares of common stock that the Company may issue under the Pioneer Drilling Company 2007 Incentive Plan from 4,500,000 shares (of which 1,500,000 were authorized for awards other than options or stock appreciation rights) to 6,400,000 shares (of which 2,100,000 are authorized for awards other than options or stock appreciation rights) based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

36,847,014	4,383,151	453,026	6,162,163

3. The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as described pursuant to Item 402 of Regulation S-K, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

39,781,498	1,077,756	823,937	6,162,163

4. The shareholders voted, on an advisory basis, on the frequency of which the Company should conduct future advisory votes on executive compensation, as follows:

Every 3 Years	Every 2 Years	Every 1 Year	Abstain	Broker Non-Votes

11,792,572	692,046	28,737,202	461,370	6,162,164

Consistent with the votes cast by a majority of the shares of common stock present and entitled to vote with respect to this proposal, the Company’s Board of Directors has determined that a shareholder advisory vote on the compensation of the Company’s named executive officers will be conducted every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

5. The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year, based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

47,209,739	374,915	260,700	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Chief Financial Officer

Date: May 18, 2011